FORM OF
                  AMENDMENT NUMBER ONE TO
                     LIFE RE CORPORATION
                     STOCK OPTION PLAN
                  STOCK OPTION AGREEMENT


     This Amendment Number One ("Amendment") to the Life Re Corporation Stock Option Plan Stock Option Agreement between LIFE RE CORPORATION, a Delaware corporation ("Company"), and _____________________________
("Optionee"), dated as of _____________, 19___ ("Agreement"), is entered into by the Company and the Optionee to be effective on the Effective Date (as hereinafter defined).

                         WITNESSETH

     WHEREAS, the Company maintains a stock option plan, the 1992 Life Re Corporation Stock Option Plan (the "Plan"), for the benefit of its "key personnel"; and

     WHEREAS, pursuant to Section 3.1(b) of the Plan, the Committee is empowered to amend outstanding Option Agreements with the consent of the grantee and subject to the terms and conditions of the Plan; and

     WHEREAS, the Committee wishes to amend the Agreement to provide for the transferability of the options subject to the Agreement.

     NOW, THEREFORE, the Committee and the Optionee agree that the Agreement shall be amended, effective as of the date set forth below, as follows:

1. Defined Terms. Terms not defined herein will have the meanings assigned to such terms under the Plan and the Agreement.

2. Transferability. Section 5 of the Agreement is hereby amended by adding the following two sentences to the end of Section 5:

          "Notwithstanding anything contained in the Agreement to the contrary, the Optionee may, in [his] [her] sole discretion, transfer all or a portion of the option to (i) the Optionee's [spouse], [siblings], [parents], [children], [grandchildren], [and/or] [any other person] (each, a "Transferee"), (ii) trusts established solely for the benefit of any Transferee(s), (iii) partnerships, corporations, limited liability companies or other entities of which the only interest holders are the Optionee and/or Transferee(s) (or trusts for such Transferee(s)), and/or
     (iv) charitable organizations or private foundations. Following the transfer of all or a portion of the option in accordance with the preceding sentence, such transferred option or portion thereof shall no longer be transferable. In the event that all or a portion of the option is transferred pursuant to this Section 5, the person or entity to whom or which the option has been transferred shall have the same rights with respect to exercising the option as the Optionee had immediately prior to the transfer."

3. Effective Date. This Amendment shall be effective as of the date it is approved by the Board of Directors of the Company.

4. Governing Law. This Amendment shall be governed by the same law as applies to the interpretation of the Plan.

     IN WITNESS WHEREOF, this Amendment is executed on this _____ day of _______ 199__ to be effective on the Effective Date.

                              LIFE RE CORPORATION

                              By:  _____________________
                                   Rodney A. Hawes, Jr.
                                   Chairman of the Board &
                                   Chief Executive Officer
ATTEST:   ___________________

                              _____________________________
                                        (Optionee)

                              ______________________________
                                        (Address)